                                                                   Exhibit g(3)

                             Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004

                               September 17, 2002

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

         Re:  Smith Barney Trust II - Custodian Contract

Ladies and Gentlemen:

         Pursuant to Section 18 of the Custodian Contract dated as of September 1, 1997 (as amended, the "Contract"), between Smith Barney Trust II (formerly known as Landmark Funds II) (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Smith Barney Capital Preservation Fund II (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

         Please sign below to evidence your agreement to render such services as custodian on behalf of the Series under the Contract.

                                               SMITH BARNEY TRUST II

                                               By:    /s/ R. J. Gerken
                                                      -------------------------

                                               Title: President
                                                      -------------------------

Agreed:

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Joseph L. Hooley
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Title: Executive Vice President
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